                           EAGLE HARDWARE & GARDEN, INC.

                            EMPLOYEE STOCK PURCHASE PLAN

1.   DEFINITIONS

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means common stock, no par value, of the Company.

     "Company" means Eagle Hardware & Garden, Inc., a Washington corporation and any Participating Subsidiaries.

     "Compensation" means regular straight time earnings plus compensation for overtime, incentive bonuses and other additional compensation, except to the extent that any such item is specifically excluded by the Plan Administrator.

     "ESPP" means this Eagle Hardware & Garden, Inc. Employee Stock Purchase
     Plan.

     "Fair Market Value" of the Common Stock as of any day means the closing price (rounded to the next highest cent in the case of fractions of a cent) of the Common Stock as reported on such day or, if such day is not a trading day of the Nasdaq Stock Market, the next trading day as reported by the Nasdaq Stock Market. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Plan Administrator.

     "Participant" means an employee of the Company or a Participating Subsidiary who is regularly scheduled to work a minimum of fifteen (15) hours per week, who has met the eligibility requirements in Section 7 and has filed an Enrollment Agreement and such other documents as are required under Section 8.

     "Participating Subsidiary" means any corporation which is a "subsidiary corporation" of the Company within the meaning of Code Section 424(e) and is designated as a participant in the Plan by the Plan Administrator.

     "Plan Administrator" means the Board of Directors of the Company, or any committee established pursuant to Section 4 to administer the ESPP.

     "Purchase Period" means a six-month period commencing on January 1 or July
     1.

     "Purchase Date" means the last business day of a Purchase Period.

2.   PURPOSE

     The purpose of this ESPP is to enable Participants to acquire a larger personal proprietary interest in the Company, and to encourage Participants to remain in the employ of the Company and have a personal interest in the success of the Company. This ESPP is intended to constitute an "employee stock purchase plan" as defined in Code Section 423, and shall be interpreted and administered to further that intent.

     This ESPP is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any Participant's affairs. A Participant, therefore, may sell Common Stock that is purchased under this ESPP at any time, subject to compliance with any applicable federal or state tax and securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

3.   GOVERNMENTAL REGULATIONS

     The Company's obligation to sell and deliver shares of Common Stock under the ESPP is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

4.   ADMINISTRATION

     Primary authority for administration of the Plan is held by the Board of Directors, but the Board of Directors, in its discretion, may establish a committee composed of members of the Board of Directors or employees of the Company to administer the Plan which shall have such of the power and authority vested in the Board of Directors under the Plan as the Board of Directors may delegate to it, including the power and authority to interpret any provision of the Plan. The Board of Directors or any committee established pursuant to this
Section 4 is referred to herein as the "Plan Administrator." It is the intention of the Company that the ESPP and the administration hereof comply in all respects with Section 16(b) of the Securities Exchange Act of 1934 and
Section 423(b) of the Code.

5.   STOCK SUBJECT TO THE ESPP

     There are reserved for issuance under the ESPP 1,200,000 shares of Common Stock which may be purchased by Participants pursuant to the ESPP, subject to adjustment as provided in Section 17.

6.   PURCHASE PERIODS

     This ESPP will be administered based on semiannual Purchase Periods commencing January 1 or July 1. The first Purchase Period will begin on July 1, 1998 and end on December 31, 1998.

7.   ELIGIBILITY

     Any employee who has completed ninety (90) days employment and who is employed on the date his or her participation is to begin shall be eligible to participate in Purchase Periods beginning after such ninety (90) day period.

     For purposes of participation in the ESPP, a person on leave of absence shall be deemed to be an employee for the first ninety (90) days of such leave of absence and such person's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such person shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of a person's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate a person's employment for all purposes of the ESPP and shall terminate such person's participation in the ESPP and right to purchase shares of stock pursuant to the ESPP.

8.   PARTICIPATION

     An eligible employee may become a Participant by completing, signing and filing an Enrollment Agreement authorizing payroll deductions and any other necessary papers with the Company at least ten (10) days prior to the commencement of the particular Purchase Period in which he or she wishes to participate. Participation in one Purchase Period under the Plan shall neither limit, nor require, participation in any other Purchase Period.

9.   PAYROLL DEDUCTIONS

     At the time a Participant files his or her Enrollment Agreement, he or she may elect to have from 1% to 15% (in whole percentage points) of his or her Compensation deducted and applied to the purchase of shares of Common Stock pursuant to this ESPP. An amount equal to the elected percentage of the Participant's Compensation will be deducted on each regular pay day falling within the Purchase Period. All amounts will be deducted from a Participant's Compensation on an after-tax basis. No interest will be paid on payroll deductions accumulated under the ESPP. A Participant may discontinue participation or withdraw from the ESPP as provided in Section 12, but may not alter the amount of his or her payroll deductions or make any other changes during a Purchase Period.

     If a Participant goes on a leave of absence, such Participant shall have the right, subject to the provisions of Section 7, to elect: (a) to withdraw his or her accumulated payroll deductions pursuant to Section 12; (b) to discontinue payroll deductions but remain a Participant in the ESPP during such leave of absence, or (c) remain a Participant in the ESPP during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Company at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

10.   PURCHASE OF COMMON STOCK

     On the Purchase Date, a Participant's accumulated payroll deductions will, subject to the limitations in Section 11 and the termination provisions of
Section 16, be applied toward the purchase of shares of Common Stock at a purchase price equal to the lesser of:

     (a) 85% of the Fair Market Value of the Common Stock on the first business day of the Purchase Period; or

     (b)  85% of the Fair Market Value of the Common Stock on the Purchase Date,

in either event rounded to the nearest whole cent.

     Shares of Common Stock may be purchased under the ESPP only with a Participant's accumulated payroll deductions. Fractional shares cannot be purchased. The Company will return to the Participant any portion of a Participant's accumulated payroll deductions not used for the purchase of Common Stock at the end of a Purchase Period unless the Participant has advised the Company otherwise by reexecuting an Enrollment Agreement before the commencement of the succeeding Purchase Period to have the balance carried over to be applied to the purchase of Common Stock in such Purchase Period; provided the Participant is participating in the ESPP during that Purchase Period.

11.  LIMITATIONS ON SHARE PURCHASES

     During any Purchase Period the maximum number of shares of Common Stock that may be purchased by a Participant may not exceed 1,000 shares. During any calendar year, the maximum value of the Common Stock that may be purchased by a Participant under the ESPP is $25,000, said value to be determined on the basis of the Fair Market Value of the Common Stock on the first business day of the Purchase Period and in accordance with the requirements of Code
Section 423(b)(8). The foregoing limitation is intended to and shall be interpreted in such a manner as will comply with Code Section 423(b)(8). In addition, no Participant shall be permitted to subscribe for any shares under the ESPP if such Participant, immediately after such subscription, owns shares that account for (including all shares that may be purchased under outstanding subscriptions under the ESPP and any other outstanding options to purchase shares of Common Stock) five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or its subsidiaries, taking into account the stock ownership rules in Code Section 424(d).

12.  WITHDRAWAL AND DISCONTINUANCE

     A Participant may withdraw from the ESPP, in whole but not in part, at any time prior to the last business day of each offering by completing the "discontinue and withdraw" section of an ESPP Change Notice and delivering the ESPP Change Notice to the Company, in which event the Company will refund the entire balance of his accumulated payroll deductions as soon as practicable thereafter.

     To re-enter the ESPP, a Participant who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8. His re-entry into the ESPP cannot, however, become effective before the beginning of the next Purchase Period following his withdrawal.

     A Participant may elect to discontinue his payroll deductions during the course of a particular Purchase Period, at any time prior to the last business day preceding the final pay day during such Purchase Period, by completing the "discontinue" section of an ESPP Change Notice and delivering the ESPP Change Notice to the Company, and such election will not constitute a withdrawal for purpose of this Section 12. In the event that a Participant elects to discontinue his payroll deductions pursuant to this Section 12, the Participant will continue to participate in such Purchase Period and will be entitled to purchase from the Company such number of full shares of Common Stock as set forth in and in accordance with Section 10.

13.  ISSUANCE OF COMMON STOCK TO CUSTODIAL ACCOUNTS

     The shares of Common Stock purchased by a Participant will be issued electronically by the Company's transfer agent to the Participant's custodial account as soon as practicable after each Purchase Date. Common Stock purchased under the ESPP will be issued only in the name of the Participant (or, if his authorization so designates, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship). The custodial account of Participants shall be maintained by a bank, broker-dealer or similar custodian appointed by the Plan Administrator that has agreed to hold such shares for the accounts of the respective Participants. Fees and expenses of the bank, broker-dealer or similar custodian shall be paid by the Company or allocated among the respective Participants in such manner as the Plan Administrator determines. A Participant or his legal representative may sell Common Stock from his custodial account at any time; however, any sale within two (2) years of the first day of the Purchase Period and one (1) year of the Purchase Date will be treated by the Company as a disqualifying disposition under the Code and be reported on the Participant's tax Form W-2.

14.  WITHHOLDING TAXES

     In connection with the purchase of shares of Common Stock under the ESPP, the Company (a) shall not issue a certificate for such shares until it has received payment from the Participant of any required withholding tax in cash or by the retention or acceptance upon delivery thereof by the Participant of shares of Common Stock sufficient in Fair Market Value to cover the amount of such withholding tax and (b) shall have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover any withholding tax. The Company shall have the right to withhold from any payroll deductions made by the Participant under the ESPP an amount equal to any required withholding tax. In either case, the Company shall make payment (or reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such withholding tax, remitting any balance to the Participant. For purposes of this Section 14, the value of shares of Common Stock so retained or surrendered shall be equal to the Fair Market Value of such shares on the date that the amount of the withholding tax is to be determined (the "Tax Date"), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company. Notwithstanding the foregoing, the Participant may elect, subject to approval by the Plan Administrator, to satisfy the obligation to pay any withholding tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such withholding tax or by having the Company retain or accept upon delivery thereof by the Participant shares of Common Stock sufficient in Fair Market Value to cover the amount of such withholding tax. Each election by a Participant to have shares retained or to deliver shares for this purpose must be in writing and made on or prior to the Tax Date.

15.  TRANSFERABILITY

     A Participant's rights under the ESPP, including rights to accumulated payroll deductions, may not be pledged, assigned, encumbered or otherwise transferred for any reason other than by will or the laws of descent and distribution. Any such attempt will be treated as an election by the Participant to withdraw from the ESPP.

16.  TERMINATING EVENTS

     Upon (a) the dissolution or liquidation of the Company, (b) a merger or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company, (d) a sale or other transfer, pursuant to a tender offer or otherwise, of more than fifty percent (50%) of the then outstanding shares of Common Stock of the Company, (e) an acquisition by the Company resulting in an extraordinary expansion of the Company's business or the addition of a material new line of business, or (f) any exchange that is subject to this Section 16 (any of such events is herein referred to as a "Terminating Event"), the Plan Administrator may but shall not be required to:

          (a) make provision for the continuation of the Participants' rights under the ESPP on such terms and conditions as the Plan Administrator determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution on an equitable basis, for each share of Common Stock that could otherwise be purchased at the end of the Purchase Period in progress at the time of the

     Terminating Event, of any consideration payable with respect to each then outstanding share of Common Stock in connection with the Terminating Event; or

          (b) terminate all rights of Participants under the ESPP for such Purchase Period and --

               (i) return to the Participants all of their payroll deductions for such Purchase Period; and

               (ii) for each share of Common Stock, if any, that could otherwise be purchased under the ESPP by a Participant at the end of such Purchase Period (determined by assuming that payroll deductions at the rate elected by the Participant were continued to the end of the Purchase Period and used to purchase shares based on the Fair Market Value of the Common Stock on the first day of the Purchase Period) and with respect to which (A) the purchase price at which such share could be purchased (determined with reference only to the Fair Market Value of the Common Stock on the first day of the Purchase Period) is exceeded by (B) the Fair Market Value on the date of the Terminating Event of a share of Common Stock, as determined by the Plan Administrator, pay to the Participant an amount equal to such excess.

     The Plan Administrator shall make all determinations necessary or advisable in connection with Terminating Events, and its determinations shall, in the absence of fraud or patent mistake, be conclusive and binding on all persons with any interest in the ESPP.

17.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any changes in the outstanding stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to stockholders other than cash dividends, the Plan Administrator shall make such adjustments, if any, in light of the change or distribution as the Plan Administrator in its sole discretion shall determine to be appropriate in the number and class of shares and the purchase prices of the Common Stock which may be purchased by Participants during the current Purchase Period. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of shares available under the ESPP and the maximum number of shares which may be purchased and their purchase price shall be appropriately adjusted by the Plan Administrator.

     Upon the happening of an event specified in this Section 17, the class and aggregate number of shares available under the ESPP, as set forth in Section 5 shall be appropriately adjusted to reflect the event. Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Plan Administrator, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under Code Section 423(b)(2).

18.  TERMINATION OF EMPLOYEE'S RIGHTS

     Subject to the provisions of Section 20, a Participant's rights under the ESPP will terminate if he or she for any reason (including death, disability or voluntary or involuntary termination of employment) ceases to be an employee of the Company. To the extent that the rights of a Participant terminate in accordance with this Section 18, any of the Participant's accumulated payroll deductions will be promptly returned to the Participant or in the case of the Participant's death, to his or her beneficiary as provided in Section 19 below. The ESPP does not, directly or indirectly, create any right for the benefit of any employee or class of employees to preferentially purchase any Common Stock under the ESPP, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.


19.  DESIGNATION OF BENEFICIARY

     A Participant may designate a beneficiary who is to receive any accumulated payroll deductions upon the Participant's death. Such designation may be changed by the Participant at any time by completing the "beneficiary designation" section of an ESPP Change Notice and delivering the ESPP Change Notice to the Plan Administrator. Upon the death of a Participant and upon receipt by the Company of proof of identity, the Company shall deliver such accumulated payroll deductions to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such accumulated payroll deductions to the executor or personal representative of the Participant's estate or if no executor or personal representative has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such accumulated payroll deductions to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the Participant's accumulated payroll deductions.


20.  TERMINATION AND AMENDMENTS TO ESPP

     The ESPP may be terminated at any time by the Plan Administrator but, except as provided in Section 16, such termination shall not affect the rights of Participants under the ESPP for the Purchase Period in progress at the time of termination. The ESPP will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the ESPP have been purchased. If at any time shares of Common Stock reserved for the purpose of the ESPP remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among Participants in proportion to the respective amounts of their accumulated payroll deductions, and the ESPP shall terminate. Upon such termination or any other termination of the ESPP, all accumulated payroll deductions not used to purchase shares of Common Stock will be refunded to the Participants entitled thereto. The ESPP may be terminated, modified or amended by the shareholders of the Company. The Board of Directors of the Company may also terminate this ESPP, or modify or amend the ESPP in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects; however, to the extent required by applicable law or regulation, shareholder approval will be required for any amendment which will (a) increase the total number of shares which may be issued under the ESPP, (b) change the class of persons eligible to purchase Common Stock under the ESPP, (c) materially increase the benefits accruing to Participants under the ESPP, or (d) otherwise require shareholder approval under any applicable law or regulation.

21.  INFORMATION TO PARTICIPANTS

     A Participant in the ESPP shall not have any rights as a shareholder of the Company on account of shares of Common Stock that may be purchased under the ESPP prior to the time such shares are actually purchased by and issued to the Participant. Notwithstanding the foregoing, the Company shall deliver to each Participant under the ESPP who does not otherwise receive such materials (a) a copy of the Company's annual financial statements, together with management's discussion and analysis of financial condition and results of operations for the fiscal year, and (b) a copy of all reports, proxy statements and other communications distributed to the Company's security holders generally.

22.  APPROVAL OF SHAREHOLDERS

     The ESPP will become effective July 1, 1998; subject to approval by the holders of a majority of the shares of the Company present or represented by proxy at an annual meeting of the shareholders of the Company held after the date on which the ESPP is adopted by the Board of Directors of the Company and on or before July 1, 1999. The ESPP shall also be subject to approval by the shareholders of the Company in a manner that complies with Section 423(b)(2) of the Code. If the ESPP is not so approved, it shall not become effective, and all payroll deductions of Participants accumulated under the ESPP will be promptly returned to the Participants.

     Date Approved by Board of Directors:  ___________, ____.

     Date Approved by Shareholders: ___________, ____.

                               FIRST AMENDMENT TO THE
                            EAGLE HARDWARE & GARDEN, INC.
                       EMPLOYEE STOCK OWNERSHIP TRUST AGREEMENT




     This Amendment, effective as of April 1, 1998, by and between EAGLE HARDWARE & GARDEN, INC., a corporation duly organized and existing under the laws of Washington (hereinafter the "Company") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter the "Trustee").

                                     WITNESSETH:

     WHEREAS, the Company has previously entered into a trust agreement (the "Trust Agreement") with U.S. Bank of Washington, N.A. (the "Prior Trustee") to serve as trustee of the Eagle Hardware & Garden, Inc. Employee Stock Ownership Plan (hereinafter the "Plan"); and

     WHEREAS, the Company desires to remove the Prior Trustee and appoint the Trustee as a successor trustee under the Trust Agreement and the Trustee desires to accept such appointment; and

     WHEREAS, the parties wish to use all of the provisions of the Trust Agreement with the Prior Trustee, unless specifically changed by this Amendment;

     NOW THEREFORE, the parties hereto hereby amend the Trust Agreement as follows:

1. All references in the Trust Agreement to the Trustee shall be read to mean State Street Bank and Trust Company, as the successor trustee to the Prior Trustee.

2.   Article IX. Section B. shall be deleted and replaced with the following:

     "This Trust Agreement shall be construed and governed in all respects in accordance with applicable federal law, and, to the extent not preempted by such federal law, in accordance with the laws of the Commonwealth of
Massachusetts."

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to be executed as of the day and year first written above.


                                   EAGLE HARDWARE & GARDEN, INC.
                                   By: [Illegible]
                                       ----------------------------
                                   Its: E.V.P. Admin.  EVP/CFO
                                        ---------------------------

                                   STATE STREET BANK AND TRUST COMPANY

                                   By:  Paul Schaetzl
                                      -----------------------------
                                   Its:      Vice President